                                 Exhibit 99.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                   FORM 11-K


                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the fiscal year ended: December 31, 1997


[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from ________ to ________


Commission file number: 1-4850


     A. Full title of plan and the address of the plan, if different from that of the issuer named below: CSC Outsourcing Inc. Hourly Savings Plan

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                           2100 East Grand Avenue
                                           El Segundo, California 90245

                               TABLE OF CONTENTS
                               -----------------

Description                                                               Page
-----------                                                               ----
(a) Financial Statements:

    Independent Auditors' Report.....................................        3

    Statements of Net Assets Available for Benefits
    As of December 31, 1997 and 1996.................................        4

    Statements of Changes in Net Assets Available for Benefits
    For the Years Ended December 31, 1997 and 1996...................        5

    Notes to Financial Statements....................................        6

(b) Exhibit:

    Independent Auditors' Consent....................................       E-1

(c) Supplemental Schedules:

    Schedule of Assets Held for Investment Purposes..................       S-1

    Schedule of Reportable Transactions..............................       S-2


INDEPENDENT AUDITORS' REPORT


Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California


We have audited the accompanying statements of net assets available for benefits of the CSC Outsourcing Inc. Hourly Savings Plan (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.


Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/Deloitte & Touche LLP
June 5, 1998
Los Angeles, California

                     CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                           STATEMENTS OF NET ASSETS
                            AVAILABLE FOR BENEFITS


                                                                          DECEMBER 31
                                                         --------------------------------------------
                                                                 1997                     1996
                                                         -------------------      -------------------
ASSETS
 Investments (Notes 2, 5, 8 and 9):
  Short-term                                                      $   24,281               $    4,359
  Long-term--at fair value
    Mellon Capital Government Bond Fund                              972,097                  986,754
    Brinson U.S. Equity Fund                                       1,502,152                1,304,881
    CSC common stock                                                 438,292                  427,707
  Employee loans (Note 6)                                             17,258
  Interest in Master Trust                                           714,880                  120,628
  Guaranteed investment contracts--at contract value               1,394,969                2,428,333
                                                         -------------------      -------------------
 Total investments                                                 5,063,929                5,272,662
                                                         -------------------      -------------------

 Receivables:
  Participants' Contributions                                          7,172                    5,498
  Employer Contributions                                               1,450                       20
  Accrued income                                                         123
                                                         -------------------      -------------------
 Total receivables                                                     8,745                    5,518
                                                         -------------------      -------------------
  Total assets                                                     5,072,674                5,278,180
                                                         -------------------      -------------------

LIABILITIES
 Accrued expenses                                                      1,323                      921
 Forfeitures payable                                                     904                    1,165
 Other                                                                   486                      552
                                                         -------------------      -------------------
  Total Liabilities                                                    2,713                    2,638
                                                         -------------------      -------------------
NET ASSETS AVAILABLE FOR BENEFITS                                 $5,069,961               $5,275,542
                                                         ===================      ===================

                       See notes to financial statements

                    CSC OUTSOURCING INC. HOURLY SAVINGS PLAN


                      STATEMENTS OF CHANGES IN NET ASSETS
                            AVAILABLE FOR BENEFITS


                                                                       FOR THE YEARS ENDED
                                                                           DECEMBER 31
                                                         ---------------------------------------------
                                                                  1997                      1996
                                                         -------------------       -------------------
ADDITIONS
 Investment Income:
  Net appreciation in fair value of investments                   $  199,727                $  237,527
  Interest                                                           155,032                   172,628
  Dividends                                                          107,411                    92,518
  Plan interest in Master Trust investment income                     19,303                     7,543
                                                         -------------------       -------------------
                                                                     481,473                   510,216
  Investment Management Fees                                          (4,092)                   (3,639)
                                                         -------------------       -------------------
                                                                     477,381                   506,577
 Contributions:
  Employee                                                           183,550                   176,912
  Employer                                                            79,199                    80,725
                                                         -------------------       -------------------
                                                                     262,749                   257,637
                                                         -------------------       -------------------
  Total Additions                                                    740,130                   764,214
                                                         -------------------       -------------------

DEDUCTIONS
 Distributions to Participants (Notes 1 and 7)                       945,711                   280,454
                                                         -------------------       -------------------
   Total Deductions                                                  945,711                   280,454
                                                         -------------------       -------------------
    Net (Decrease) Increase                                         (205,581)                  483,760

Net assets available for benefits at beginning of year             5,275,542                 4,791,782
                                                         -------------------       -------------------
NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR                  $5,069,961                $5,275,542
                                                         ===================       ===================

                       See notes to financial statements

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 1  Description of the Plan
        -----------------------

The following brief description of the CSC Outsourcing Inc. Hourly Savings Plan (the "Plan"), formerly the TMD Hourly Savings Plan, of CSC Outsourcing Inc. (the "Company") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

The Plan became effective May 2, 1992, as a result of the Company acquiring the Data Systems Division of General Dynamics Corporation. The Plan is administered by a committee consisting of four members who are appointed by the Board of Directors of the Company and serve without compensation, being reimbursed by the Company for all expenditures incurred in the discharge of their duties as members of the committee. The committee has the power to interpret, construe and administer the Plan and to decide any dispute which may arise under the Plan. The Bank of New York (the "Trustee") administers the Plan pursuant to a Trust Agreement entered into with the Company. Certain administrative expenses (including Trustee fees) incurred for services rendered to the Plan are paid by the Company.

The Plan is a voluntary, contributory, defined contribution plan and is intended to satisfy the requirements of Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue contributions and to terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Employees are eligible to participate on specified enrollment dates if they satisfy the Plan's service requirements, are hourly paid employees of CSC Outsourcing Inc. and are members of a collective bargaining unit for which participation in this Plan has been provided by negotiated agreement. A rehired eligible employee may receive service credit for his or her previous employment and is eligible to rejoin the Plan on the next enrollment date.

There were approximately 121 participating employees at December 31, 1997.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Employee and Company Contributions
----------------------------------

A participant may authorize before-tax and after-tax contributions to the Plan subject to a maximum level of contributions (a certain percentage of base earnings), as specified by the bargaining agreement covering the employee. Depending on the investment election option the participant elects, the Company will contribute, and forward to the trust fund $0.50 for each $1.00 of the employee matched contribution together with the participant's before-tax and after-tax contribution.

Participants in certain bargaining units who direct 100 percent of their contributions to the Plan's stock fund will receive a monthly matching contribution of $1.00 for each $1.00 of employee matched contributions. Participants under certain bargaining units may contribute additional unmatched contributions at various percentages of base earnings to a maximum specified by the union agreement covering the employee, but only if a participant contributes the maximum matched percentage for which he or she is eligible. The employee's base earnings deferred and contributed to the Trust fund cannot exceed $9,500 for calendar year 1997, the maximum allowable under the Code. Annual after-tax contributions to the Plan (including employee and Company matching contributions) are limited to $30,000 for each participant. Any compensation deferral in excess of $9,500 and any after-tax contributions with matching Company contributions in excess of $30,000, together with income allocable to those excess contributions will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

Participants may change their investment elections as of any enrollment date if at least a 30 day prior notice is given. However, participants under certain circumstances may be eligible to change their investment elections within a 30 day window period. Participants may transfer their existing account balances in 25 percent increments. Transfer elections are effective on the first quarterly enrollment date following receipt of a 30 day prior notice from the participant.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the trust fund in the same funds as the participant contributions.

The Plan does not permit employees to rollover a qualified distribution from another plan.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and the Company's matching contribution and allocations of Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

Participants are 100 percent vested at all times in their before-tax and after-tax contribution accounts. Each participant has a vested interest in the value of his or her Company matching contributions account and investment earnings thereon equal to 100 percent after completing five full years of service.

The five-year cliff vesting schedule is overridden under extraordinary circumstances as specified in the Plan document, in which the participant (or beneficiary(ies)) immediately becomes fully vested in all employer contributions and earnings, regardless of his or her number of years of service.

Any nonvested balances will be immediately forfeited from the participant's account at termination.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

The entire balance in all accounts is distributed to participants who retire, die, become disabled, are laid-off for four consecutive weeks, are discharged without fault, or who involuntarily enter military service. Participants who terminate for other reasons receive their vested balances. Nonvested balances are forfeited immediately. The amounts distributed during 1997 and 1996 totaled $945,711 and $280,454, respectively.

While still an employee, a participant may make an in-service withdrawal of all or a portion of his or her after-tax contributions, subject to frequency of withdrawal penalties, as well as vested Company matching contributions, plus the earnings on those amounts. Upon at least a 30 day written notice to the Committee, a participant may make a hardship withdrawal of his or her before-tax and after-tax contributions, as well as vested Company matching contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. Both types of withdrawals are subject to certain restrictions as described in the Plan document. No hardship withdrawals were made in 1997 and 1996.

Note 2  Summary of Significant Accounting Policies
        ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual results could differ from those estimates.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with four sub-accounts. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

Security Transactions
---------------------

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Stock Fund receive distributions in certificates for shares of the common stock of the Computer Sciences Corporation.

Valuation of Investment Securities
----------------------------------

Investments in common stocks and institutional investment vehicles are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in short-term securities are stated at cost which approximates fair value.

Valuation of Guaranteed Investment Contracts
--------------------------------------------

The Plan holds guaranteed investment contracts, which are considered to be fully benefit responsive as access to the funds of these contracts is not restricted. The guaranteed investment contracts are valued at contract value in accordance with SOP 94-4. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants.

Based on treasury yield curves for similar type investments, the fair value of guaranteed investment contracts at December 31, 1997 and 1996, was approximately $1,407,371 and $2,480,000, respectively. The average yield and crediting interest rates were approximately at 7.64% and 7.62% for 1997 and 1996, respectively. The crediting interest rate is based on an agreed-upon formula with the issuer, but cannot be less than zero.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Payment of Benefits
-------------------

Benefits are recorded when paid.

Note 3  Income Tax Status
        -----------------

The Internal Revenue Service has determined and informed the Company by a letter dated June 1, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

The Committee believes that the Plan is designed and operated to qualify under
Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. Since the requirements of
Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $9,500 and $9,500 for 1997 and 1996 taxable years of the participant, respectively.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Computer Sciences Corporation stock distributed as a part of a "lump sum distribution" generally would be deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 4  Reconciliation of Financial Statements to Form 5500
        ---------------------------------------------------

                                                                            December 31,
                                                                   1997                      1996
                                                         --------------------      --------------------
Net assets available for benefits per the financial
 statements                                                        $5,069,961                $5,275,542
Amounts allocated to withdrawing participants                         (29,969)                  (19,591)
                                                         --------------------      --------------------
Net assets available for benefits per Form 5500                    $5,039,992                $5,255,951
                                                         ====================      ====================

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                             Year Ended
                                                                         December 31, 1997
                                                                         -----------------
Benefits paid to participants per the financial statements                     $945,711
Add: Amounts allocated to withdrawing participants at
 December 31, 1997                                                               29,969
Less: Amounts allocated to withdrawing participants at
 December 31, 1996                                                              (19,591)
                                                                               --------
Benefits paid to participants per the Form 5500                                $956,089
                                                                               ========

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1997 but not yet paid as of that date.

Note 5  Investment Funds
        ----------------

Participant contributions - Subject to rules the bargaining units have adopted, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions and after-tax contributions in percentages determined by the bargaining units.

The Fixed Income Fund
---------------------

Approximately 66% of the Fixed Income Fund is invested in contracts with insurance companies or other financial institutions. These institutions agree to repay principal with interest at a fixed rate of return for the life of each contract. This is a commitment by the insurance company or financial institution to make agreed upon payments and that agreement is not secured, insured or guaranteed by the Company or any other third party.

Approximately 34% of the Fixed Income Fund represents holdings of units in a Master Trust investment vehicle and is managed by BlackRock Financial Management. The investment portfolio is actively managed and consists of short-term (1-3 year) fixed income instruments which include: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets are rated single-A or better at the time of purchase and all securities must be U.S dollar denominated. All new cash flows into the Fund are invested in this actively managed bond fund. At December 31, 1997 and 1996, the Plan's interest in the net assets of the Master Trust was approximately 0.44% and 0.12%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997



The following table represents the fair value of investments for the Master
Trust.

                                                                     December 31,
                                                           1997                          1996
                                               -------------------------     --------------------------
Investments at fair value:
 Corporate bonds                                        $105,242,979                   $ 20,904,676
 U.S. government securities                               46,459,080                     56,633,626
 Other bonds                                               6,446,213                      2,112,040
 Short-term investments                                    1,371,261                     21,131,915
 Accrued income                                            1,198,486                      1,061,097
                                                        ------------                   ------------
                                                        $160,718,019                   $101,843,354
                                                        ============                   ============

Investment income for the Master Trust is as follows:

                                                                      December 31,
                                                            1997                       1996
                                                   ---------------------      ---------------------
Investment income:
 Net appreciation (depreciation) in fair value of
  investments                                           $  450,257                  $(1,007,670)
 Interest:
   Corporate bonds                                       4,037,722                    1,180,044
   U.S. government securities                            3,243,205                    2,485,788
   Other bonds                                             366,303                      139,500
   Short-term investments                                  485,226                      627,305
                                                        ----------                  -----------
                                                         8,582,713                    3,424,967
 Less investment management fees                          (208,306)                     (61,373)
                                                        ----------                  -----------
                                                        $8,374,407                  $ 3,363,594
                                                        ==========                  ===========

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Government Bond Fund
--------------------

This fund is invested in bonds issued or guaranteed by the U.S. Government or U.S. Government agencies. The Fund is managed by Mellon Capital with the objective of tracking to the Intermediate Government Bond Index.

The Active Equity Fund
----------------------

The Active Equity Fund is managed by Brinson Partners, Inc. The Fund is broadly diversified by issue and industry relative to the Wilshire 5000 index. The Fund is typically invested in 70% large capitalization and 30% intermediate and small capitalization stocks. The Fund may hold up to 50% in cash equivalents for portfolio risk management purposes. The Fund's objective is to maximize risk-adjusted total returns relative to the Wilshire 5000 index over a full economic cycle.

The Company Stock Fund
----------------------

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock that are held for the benefit of the participant. The performance of this investment depends upon the performance of Computer Sciences Corporation's stock. The Trustee may purchase Computer Sciences Corporation stock on national securities exchanges or elsewhere.

Number of Participants
----------------------

The approximate number of participants having account balances in each of the five separate funds at December 31, 1997 were as follows:

                 Investment Fund                          Number of Participants
                 ---------------                          ----------------------

The Fixed Income Fund.........................................      125
The Government Bond Fund......................................       65
The Active Equity Fund........................................       89
The Company Stock Fund........................................       59
The Loan Fund                                                         1

The sum of the number of participants shown above is greater than the total number of participants in the Plan because many are participating in more than one fund.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 6  Participant Loans
        -----------------

The Plan has a loan provision in place which is available to participants covered by certain bargaining units. The Plan allows participants to borrow from their vested account balances from a minimum of $500 up to a maximum of $50,000 or 50% of their vested account, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis.

Loan terms range from 1-5 years or up to 15 years for purchase of a primary residence. Loans are recorded at cost, which approximate fair value, on the Statement of Net Assets Available for Benefits.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.


Note 7  Benefits Payable
        ----------------

As of December 31, 1997 and 1996, net assets available for benefits included benefits of $29,969 and $19,591, respectively, due to participants who have withdrawn from participation in the Plan.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 8  Investments 1997                             PRINCIPAL                                     FAIR VALUE
        ----------------                              AMOUNT                                      OR CONTRACT
                                                     OR SHARES                 COST                   VALUE
                                                ------------------      -----------------      -----------------
FIXED INCOME FUND
 Guaranteed Investment Contracts:
  Hartford Life*                                    $    1,232,200             $1,232,200             $1,232,200
  Canada Life Insurance Company                             38,268                 38,268                 38,268
  Pacific Mutual Life Insurance                            104,106                104,106                104,106
  Prudential Life Insurance Company                         20,395                 20,395                 20,395
 Interest in Master Trust*                          sh.  1,173,484                714,880                714,880
 BNY Short-Term Money Market Fund                           21,195                 21,195                 21,195

GOVERNMENT BOND FUND
 Mellon Capital:
  Government Bond Fund*                             sh.      7,450                970,317                972,097
  Temporary Investment Fund                                     44                     44                     44
 BNY Short-Term Money Market Fund                              780                    780                    780

ACTIVE EQUITY FUND
 Brinson Partners Inc.:
  U.S. Equity Portfolio*                            sh.      4,325                807,043              1,502,152
  U.S. Cash Management Fund                                      2                      2                      2
 BNY Short-Term Money Market Fund                            2,211                  2,211                  2,211

COMPANY STOCK FUND
 Computer Sciences Common Stock*                    sh.      5,249                199,055                438,292
 BNY Short-Term Money Market Fund                               49                     49                     49

EMPLOYEE LOAN FUND
 Participant Loan                                   $       17,258                 17,258                 17,258
                                                                        -----------------      -----------------
                                                                               $4,127,803             $5,063,929
                                                                        =================      =================
TOTAL LONG-TERM INVESTMENTS                                                    $4,103,522             $5,039,648
TOTAL SHORT-TERM INVESTMENTS                                                       24,281                 24,281
                                                                        -----------------      -----------------
                                                                               $4,127,803             $5,063,929
                                                                        =================      =================

*represents investments greater than 5%
 of net assets

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 8  Investments 1996                            PRINCIPAL                                     FAIR VALUE
        ----------------                             AMOUNT                                       OR CONTRACT
                                                    OR SHARES                 COST                   VALUE
                                                -----------------      -----------------      -----------------
FIXED INCOME FUND
 Guaranteed Investment Contracts:
  Hartford Life*                                 $      1,467,392             $1,467,392             $1,467,392
  Canada Life Insurance Company                            49,963                 49,963                 49,963
  Providian Corporation                                       285                    285                    285
  Pacific Mutual Life Insurance                           125,125                125,125                125,125
  Provident National Assurance*                           671,914                671,914                671,914
  Protective Life                                          39,352                 39,352                 39,352
  Prudential Life Insurance Company                        74,302                 74,302                 74,302
 Interest in Master Trust                        sh.       94,264                124,382                120,628


GOVERNMENT BOND FUND
 Mellon Capital:
  Government Bond Fund*                          sh.        8,156                990,814                986,754
  Temporary Investment Fund                      sh.           90                     90                     90
 BNY Short-Term Money Market Fund                sh.        2,575                  2,575                  2,575


ACTIVE EQUITY FUND
 Brinson Partners Inc.:
  U.S. Equity Portfolio*                         sh.        4,423                768,825              1,304,881
  U.S. Cash Management Fund                      sh.            2                      2                      2
 BNY Short-Term Money Market Fund                sh.        1,638                  1,638                  1,638


COMPANY STOCK FUND
 Computer Sciences Common Stock*                 sh.        5,208                177,468                427,707
 BNY Short-Term Money Market Fund                sh.           54                     54                     54
                                                                       -----------------      -----------------
                                                                              $4,494,181             $5,272,662
                                                                       =================      =================

TOTAL LONG-TERM INVESTMENTS                                                   $4,489,822             $5,268,303
TOTAL SHORT-TERM INVESTMENTS                                                       4,359                  4,359
                                                                       -----------------      -----------------
                                                                              $4,494,181             $5,272,662
                                                                       =================      =================

*represents investments greater than 5%
 of net assets

                    CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9  Statements of Net Assets Available for Benefits by Fund
        -------------------------------------------------------

                                                                         DECEMBER 31, 1997
                                       --------------------------------------------------------------------------------------
                                         FIXED        GOVERNMENT       ACTIVE         COMPANY        EMPLOYEE
                                         INCOME          BOND          EQUITY          STOCK           LOAN          TOTAL
                                       ----------     ----------     ----------      ----------     ----------     ----------
ASSETS
 Investments
   Short-term investments              $   21,195     $      824     $    2,213      $       49                    $   24,281
   Long-term investments
    At fair value
     Interest in registered
      investment companies                               972,097      1,502,152                                     2,474,249
     CSC Company stock                                                                  438,292                       438,292
     Employee loans                                                                                 $   17,258         17,258
     Interest in Master
      Trust                               714,880                                                                     714,880
    At contract value
     Guaranteed investment
      contracts                         1,394,969                                                                   1,394,969
  Receivables
   Participants'
    Contributions                           2,530            670          2,505           1,467                         7,172
   Employer
    Contributions                             738           (100)           469             343                         1,450
   Accrued Income                              60              9             17              37                           123
                                       ----------     ----------     ----------      ----------     ----------     ----------
   TOTAL ASSETS                         2,134,372        973,500      1,507,356         440,188         17,258      5,072,674
LIABILITIES
  Accrued Expenses                            318             78            927                                         1,323
  Forfeitures Payable                         297                           607                                           904
  Other                                                                                                    486            486
                                       ----------     ----------     ----------      ----------     ----------     ----------
   TOTAL LIABILITIES                          615             78          1,534                            486          2,713
                                       ----------     ----------     ----------      ----------     ----------     ----------
NET ASSETS AVAILABLE
 FOR BENEFITS                          $2,133,757     $  973,422     $1,505,822      $  440,188     $   16,772     $5,069,961
                                       ==========     ==========     ==========      ==========     ==========     ==========

                    CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9  Statements of Net Assets Available for Benefits by Fund
        -------------------------------------------------------

                                                                         DECEMBER 31, 1996
                                     ------------------------------------------------------------------------------------------
                                       FIXED        GOVERNMENT       ACTIVE               COMPANY       EMPLOYEE
                                       INCOME          BOND          EQUITY                STOCK          LOAN         TOTAL
                                     ----------    -----------     -----------          -----------    ----------    ----------
ASSETS
 Investments
  Short-term investments                              $  2,665      $    1,640            $     54                   $    4,359
  Long-term investments
   At fair value
    Interest in registered
     investment companies                              986,754       1,304,881                                        2,291,635
    CSC Company Stock                                                                      427,707                      427,707
    Interest in Master Trust         $  120,628                                                                         120,628
   At contract value
    Guaranteed Investment
     Contracts                        2,428,333                                                                       2,428,333
 Receivables
  Participants' Contributions             3,045            316             356               1,781                        5,498
  Accrued Income                                             8               8                   4                           20
  Interfund Transfers                      (258)           306             946                (994)                           -
                                     ----------       --------      ----------            --------     ---------     ----------
  TOTAL ASSETS                        2,551,748        990,049       1,307,831             428,552                    5,278,180
LIABILITIES
  Accrued Expenses                           39             97             785                                              921
  Forfeitures Payable                       811                                                354                        1,165
  Other                                     463            101             (57)                 45                          552
                                     ----------       --------      ----------            --------     ---------     ----------
   TOTAL LIABILITIES                      1,313            198             728                 399                        2,638
                                     ----------       --------      ----------            --------     ---------     ----------
NET ASSETS AVAILABLE FOR
 BENEFITS                            $2,550,435       $989,851      $1,307,103            $428,153                   $5,275,542
                                     ==========       ========      ==========            ========     =========     ==========

                    CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9  Statements of Changes in Net Assets Available for Benefits by Fund
        ------------------------------------------------------------------

                                                                  YEAR ENDED DECEMBER 31, 1997
                                    -------------------------------------------------------------------------------------------
                                      FIXED       GOVERNMENT       ACTIVE            COMPANY         EMPLOYEE
                                      INCOME         BOND          EQUITY             STOCK            LOAN           TOTAL
                                    ----------    -----------    ------------      -----------     ------------    ------------
ADDITIONS TO NET ASSETS
ATTRIBUTABLE TO:
 Investment Income:
  Net Appreciation
   (Depreciation) in
   Fair Value of
   Investments                      $      374    $    4,076     $   197,464       $   (2,187)                      $  199,727
   Interest in Master
   Trust Investment Income              19,303                                                                          19,303
   Interest                            154,354           306             272              100                          155,032
   Dividends                                          68,760          29,119            9,532                          107,411
   Investment Management Fees             (282)         (339)         (3,471)                                           (4,092)
                                    ----------    ----------     -----------       ----------      -----------     -----------
                                       173,749        72,803         223,384            7,445                          477,381
                                    ----------    ----------     -----------       ----------      -----------     -----------

 Contributions:
   Employee                             65,498        23,376          61,263           35,541           (2,128)        183,550
   Employer                             28,880         9,815          26,452           14,052                           79,199
   Interfund Transfers                  (1,345)         (444)            826              963                                -
                                    ----------    ----------     -----------       ----------      -----------     -----------
                                        93,033        32,747          88,541           50,556           (2,128)        262,749
                                    ----------    ----------     -----------       ----------      -----------     -----------
    TOTAL ADDITIONS                    266,782       105,550         311,925           58,001           (2,128)        740,130
                                    ----------    ----------     -----------       ----------      -----------     -----------

DEDUCTIONS TO NET ASSETS
 ATTRIBUTABLE TO:
 Distributions to
  Participants                         683,460       121,979         113,206           45,966          (18,900)        945,711
                                    ----------    ----------     -----------       ----------      -----------     -----------
    TOTAL DEDUCTIONS                   683,460       121,979         113,206           45,966          (18,900)        945,711
                                    ----------    ----------     -----------       ----------      -----------     -----------
    NET INCREASE (DECREASE)           (416,678)      (16,429)        198,719           12,035           16,772        (205,581)
                                    ----------    ----------     -----------       ----------      -----------     -----------

NET ASSETS AVAILABLE FOR
 BENEFITS:

 Beginning of Year                   2,550,435       989,851       1,307,103          428,153                        5,275,542
                                    ----------    ----------     -----------       ----------      -----------     -----------
 End of Year                        $2,133,757    $  973,422     $ 1,505,822       $  440,188      $    16,772     $ 5,069,961
                                    ==========    ==========     ===========       ==========      ===========     ===========

                    CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9  Statements of Changes in Net Assets Available for Benefits by Fund
        ------------------------------------------------------------------

                                                                                 YEAR ENDED DECEMBER 31, 1996
                                                        ----------------------------------------------------------------------------

                                                           FIXED      GOVERNMENT     ACTIVE       COMPANY    EMPLOYEE
                                                           INCOME        BOND        EQUITY        STOCK       LOAN        TOTAL
                                                        -----------   ----------   ----------    ---------   --------   ------------

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
   Investment Income:
    Net (Depreciation) Appreciation in Fair Value
     of Investments                                       $ (2,500)    $(28,215)   $  208,203     $ 60,039               $  237,527
    Interest in Master Trust Investment Income               7,543                                                            7,543
    Interest                                               172,227          137           193           71                  172,628
    Dividends                                                            68,601        23,917                                92,518
    Investment Management Fees                                (185)        (455)       (2,999)                               (3,639)
                                                        ----------     --------    ----------     --------   --------    ----------
                                                           177,085       40,068       229,314       60,110                  506,577
                                                        ----------     --------    ----------     --------   --------    ----------

   Contributions:
    Employee                                                82,094       20,647        46,123       28,048                  176,912
    Employer                                                37,052        9,604        21,693       12,376                   80,725
    Interfund Transfers                                     (2,217)         869           892          456                        -
                                                        ----------     --------    ----------     --------   --------    ----------
                                                           116,929       31,120        68,708       40,880                  257,637
                                                        ----------     --------    ----------     --------   --------    ----------
      TOTAL ADDITIONS                                      294,014       71,188       298,022      100,990                  764,214
                                                        ----------     --------    ----------     --------   --------    ----------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
   Distributions to Participants                           135,156       74,955        42,313       28,030                  280,454
                                                        ----------     --------    ----------     --------   --------    ----------
      TOTAL DEDUCTIONS                                     135,156       74,955        42,313       28,030                  280,454
                                                        ----------     --------    ----------     --------   --------    ----------
        NET INCREASE (DECREASE)                            158,858       (3,767)      255,709       72,960                  483,760
                                                        ----------     --------    ----------     --------   --------    ----------

NET ASSETS AVAILABLE FOR BENEFITS:
   Beginning of Year                                     2,391,577      993,618     1,051,394      355,193                4,791,782
                                                        ----------     --------    ----------     --------   --------    ----------
   End of Year                                          $2,550,435     $989,851    $1,307,103     $428,153               $5,275,542
                                                        ==========     ========    ==========     ========   ========    ==========

                                   SIGNATURES


THE PLAN. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CSC OUTSOURCING INC. HOURLY SAVINGS PLAN




Date: June 25, 1998                   By:  /s/ LEON J. LEVEL
                                          ------------------------------------
                                          Leon J. Level
                                          Chairman,
                                          Computer Sciences Corporation
                                          Retirement Plans Committee

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Computer Sciences Corporation Registration Statement No. 333-00757 on Form S-8 of our report dated June 5, 1998, appearing in this Annual Report on Form 11-K of the CSC Outsourcing Inc. Hourly Savings Plan for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP


Los Angeles, California

June 25, 1998

1997
FORM 5500 ITEM 27(a)
CSC OUTSOURCING INC. HOURLY SAVINGS PLAN
EIN 88-0276684

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
-----------------------------------------------


(a)    (b) Identity of issue, borrower,     (c) Description of investment, including                 (d) Cost     (e) Current
            lessor or similar party             maturity date, rate of interest, collateral,                         Value
                                                  par or maturity value
--     ---------------------------------------------------------------------------------------      -----------    -----------
         The Hartford Life Insurance          Guaranteed Investment           7.80%   6/30/98       $1,232,200      $1,232,200
         Company                              Contract

         Pacific Mutual Life Insurance        Guaranteed Investment           6.85%   3/31/98          104,106         104,106
                                              Contract

         Prudential Life Insurance            Guaranteed Investment           5.77%   3/31/98           20,395          20,395
         Company                              Contract

         Canada Life Insurance Co.            Guaranteed Investment           5.75%   3/31/98           38,268          38,268
                                              Contract

         Mellon Capital                       Mutual Fund  -  Government                               970,317         970,317
                                              Bond Fund

         Brinson Trust Company, Inc.          Mutual Fund  -  U.S. Equity                              807,043       1,502,152
                                              Portfolio

*        Computer Sciences Corporation        Common Stock                                             199,055         438,292

*        Computer Sciences Corporation        Employee Loan Fund (9.25%,                                17,258          17,258
                                              3/29/02)

         Brinson Trust Company, Inc.          U.S. Cash Management Fund                                      2               2

         Mellon Bank N.A.                     Mellon Bank Temporary                                         44              44
                                              Investment Fund

*        Bank of New York                     BNY Short-Term Money Market                               24,235          24,235
                                              Fund
                                                                                                    ----------      ----------
 TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                                          $3,412,923      $4,349,049
                                                                                                    ==========      ==========


* represents party in interest

1997
FORM 5500 ITEM 27(d)
CSC OUTSOURCING INC. HOURLY SAVINGS PLAN
EIN 88-0276684

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      -----------------------------------
                      Single Transactions in Excess of 5%


                                                                                                              (h) CURRENT
                                                                                                                  VALUE
                                                                                                              OF ASSET ON   (i) NET
                                                                  (c) PURCHASE   (d) SELLING    (g) COST OF   TRANSACTION   GAIN OR
(a) IDENTITY OF PARTY INVOLVED      (b) DESCRIPTION OF ASSET           PRICE        PRICE           ASSET         DATE      (LOSS)
------------------------------    -----------------------------   -------------  ------------   ------------  ---------------------
Bank of New York                  Short-Term Money Market Fund
  -  Purchase                                                      $  312,839                    $  312,839    $  312,839
  -  Purchase                                                       8,404,567                     8,404,567     8,404,567
  -  Sale                                                                         $  315,734        315,734       315,734       -
  -  Sale                                                                          8,404,567      8,404,567     8,404,567       -

Provident Life Insurance Co.      Guaranteed Investment Contract
  -  Sale                                                                            553,568        553,568       553,568       -

1997
FORM 5500 ITEM 27(d)
CSC OUTSOURCING INC. HOURLY SAVINGS PLAN
EIN 88-0276684

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      -----------------------------------

              SERIES TRANSACTIONS IN THE AGGREGATE IN EXCESS OF 5%

                                                                                                              (h) CURRENT
                                                                                                                  VALUE
                                                                                                              OF ASSET ON   (i) NET
                                                                  (c) PURCHASE   (d) SELLING    (g) COST OF   TRANSACTION   GAIN OR
(a) IDENTITY OF PARTY INVOLVED      (b) DESCRIPTION OF ASSET           PRICE        PRICE           ASSET         DATE      (LOSS)
------------------------------    -----------------------------   -------------  ------------   ------------  ---------------------
Bank of New York                  BNY Short-Term Money Market
                                  Fund
  -  Purchases                                                     $9,795,730                     $9,795,730   $9,975,730
  -  Sales                                                                         $9,775,762      9,775,762    9,775,762        -

Provident Life Insurance Co.      Guaranteed Investment Contract
  -  Purchases                                                         33,920                         33,920       33,920
  -  Sales                                                                            705,834        705,834      705,834        -

Hartford Life Insurance Co.       Guaranteed Investment Contract
  -  Purchases                                                         97,340                         97,340       97,340
  -  Sales                                                                            332,532        332,532      332,532        -